Exhibit 99.1

Solta Medical Reports First Quarter Results

Revenue from Treatment Tips and Other Consumables Up 18% from Prior Year

HAYWARD, Calif., May 3, 2011 — Solta Medical, Inc. (NASDAQ: SLTM), a global leader in the medical aesthetics market, today announced results for the first quarter ended March 31, 2011. Revenue for the first quarter was $26.5 million, a 2% increase as compared to the first quarter of 2010. Revenue from the sales of treatment tips and consumables grew 18% as compared to the first quarter of 2010, and accounted for 63% of total revenue. As a result of the strong treatment tip and consumable revenue growth, gross margin as a percentage of revenue on both a GAAP and non-GAAP basis rose year-over-year by over 350 basis points to 68% and 72%, respectively.

GAAP net loss for the quarter was $1.0 million as compared to GAAP net loss of $1.9 million reported for the first quarter of 2010. Non-GAAP net income for the quarter was $0.7 million or $0.01 per diluted share as compared to non-GAAP net income of $0.8 million, or $0.01 per diluted share for same period last year.

Solta Medical’s GAAP results for the first quarter include non-cash amortization and other acquisition related charges of $1.1 million and non-cash stock based compensation charges of $0.7 million. The Company provides additional non-GAAP financial measures that exclude these charges and expenses. A reconciliation of GAAP to non-GAAP results is provided in the tables included in this release.

“The strength of our unique recurring revenue business model was evident again in our first quarter performance,” said Stephen J. Fanning, Chairman, President & CEO. “Our Thermage®, Fraxel®, and Isolaz® brands continue to be the aesthetic procedures that consumers request by name and the procedures physicians perform by choice. At the same time, our first quarter performance was impacted by the earthquake and resulting crises in Japan.”

“During the second quarter, we plan to begin initial shipments outside North America of our innovative, new Clear + Brilliant product as well as expand the distribution of our personal care acne device, CLARO®,” added Mr. Fanning.

Financial Outlook for 2011

The company reiterated its financial outlook for the full year 2011 as follows:

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Revenue for the full year 2011 in the range of $118 million to $123 million, representing an increase 6% to 11% from 2010 revenue. The company expects year-over-year revenue growth of low single digits for the first six months of 2011 due to events in Japan, to be followed by year-over-year revenue growth in the range of 10% to 15% for the last half of 2011. The higher rate of revenue growth in the second half of the year is projected to be driven by the introduction and expanded distribution of new products.

•

Non-GAAP gross margin in the range of 66% to 68% for the full year 2011. Non-GAAP gross margin excludes non-cash amortization charges, non-cash stock based compensation charges, and acquisition related adjustments.

•

Positive non-GAAP EBITDA for every quarter and for the full-year 2011. Non-GAAP EBITDA excludes non-cash amortization charges, non-cash stock based compensation charges, and acquisition related adjustments. For the first quarter non-GAAP EBITDA totaled $1.5 million.

Non-GAAP Presentation

To supplement the condensed consolidated financial information presented on a GAAP basis, management has provided non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP EBITDA, non-GAAP net income (loss) and non-GAAP earnings (loss) per share measures that exclude the impact of acquisition related adjustments, severance costs, acquisition related costs, and stock-based compensation expenses. The Company believes that these non-GAAP financial measures provide investors with insight into what is used by management to conduct a more meaningful and consistent comparison of the Company’s ongoing operating results and trends, compared with historical results. This presentation is also consistent with the measures management uses to measure the performance of ongoing operating results against prior periods and against our internally developed targets. There are limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP and the reconciliation of non-GAAP financial measures attached to this release.

Conference Call Information

The Company will also host a conference call and webcast today, Tuesday, May 3, 2011, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific) to discuss the financial results and current corporate developments. The dial-in number for the conference call is 877-941-0150 for domestic participants and 480-629-9670 for international participants.

A taped replay of the conference call will also be available beginning approximately one hour after the call’s conclusion and will remain accessible for seven days. This replay can be accessed by dialing 800-406-7325 for domestic callers and 303-590-3030 for international callers. Callers will need to use the Passcode 4434307#. To access the live webcast of the call, go to Solta Medical’s website at www.solta.com and click on Investor Relations. An archived webcast will also be available at www.solta.com.

About Solta Medical, Inc.

Solta Medical, Inc. is a global leader in the medical aesthetics market providing innovative, safe, and effective solutions for patients that enhance and expand the practice of medical aesthetics for physicians. The company offers products to address a range of skin issues under the industry’s four premier brands: Thermage®, Fraxel®, Isolaz®, and CLARO®. Thermage is an innovative, non-invasive radiofrequency procedure for tightening and contouring skin. As the leader in fractional laser technology, Fraxel delivers minimally invasive clinical solutions to resurface aging and sun damaged skin. Isolaz is the first laser or light based system indicated for the treatment of inflammatory acne, comedonal acne, pustular acne, and mild-to-moderate inflammatory acne. CLARO is a personal care acne system that is the first FDA cleared over-the-counter IPL device that uses a powerful combination of both heat and light to clear skin quickly and naturally. Since 2002, over one million Thermage, Fraxel and Isolaz procedures have been performed in over 100 countries. For more information about Solta Medical, call 1-877-782-2286 or log on to www.Solta.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for 2011. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties, which may cause Solta Medical’s actual results to differ materially from the statements contained herein. Factors that might cause such a difference include the risk that physician adoption of our systems does not grow, the risk that customers do not continue to purchase treatment tips, the possibility that the market for the sale of new products does not develop as expected, and the risks relating to Solta Medical’s ability to achieve its stated financial goals as a result of, among other things, economic conditions and consumer and physician confidence causing changes in consumer and physician spending habits that affect demand for our products and treatments. Further information on potential risk factors that could affect Solta Medical’s business and its financial results are detailed in its Form 10-K for the year ended December 31, 2010, and other reports as filed from time to time with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, especially guidance on future financial performance, which speaks only as of the date they are made. Solta Medical undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

SOURCE Solta Medical, Inc.

CONTACT:

Jack Glenn	Doug Sherk/Jenifer Kirtland
Chief Financial Officer	EVC Group
510-786-6890	415-896-6820

Web Site: http://www.Solta.com

Solta Medical, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands of dollars, except share and per share data)

(unaudited)

	Three Months Ended
	March 31,
	2011	2010
Net revenue	$26,451	$25,935
Cost of revenue	8,390	9,142

Gross margin	18,061	16,793

Operating expenses:
Sales and marketing	11,818	9,888
Research and development	3,565	4,119
General and administrative	3,726	4,512

Total operating expenses	19,109	18,519

Loss from operations	(1,048)	(1,726)
Interest income	14	6
Interest expense	(53)	(60)
Other income and expense, net	127	(89)

Loss before income taxes	(960)	(1,869)
Provision for income taxes	65	64

Net loss	($1,025)	($1,933)

Net loss per share — basic and diluted	($0.02)	($0.03)

Weighted average shares outstanding used in calculating net loss per share:
Basic and diluted	59,900,703	57,007,696

Solta Medical, Inc.

NON-GAAP RECONCILIATION OF GROSS MARGIN, OPERATING INCOME (LOSS), EBITDA, NET INCOME (LOSS) AND NET INCOME (LOSS) PER SHARE

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended
	March 31,
	2011	2010
GAAP Gross margin	$18,061	$16,793

GAAP gross margin as % of sales	68%	65%

Non-GAAP adjustments to gross margin:
GAAP Gross margin	$18,061	$16,793
Amortization and other non-cash acquisition related charges	845	860
Stock-based compensation	69	74

Non-GAAP gross margin	$18,975	$17,727

Non-GAAP gross margin as % of sales	72%	68%

GAAP loss from operations	($1,048)	($1,726)
Non-GAAP adjustments to net loss from operations:
Amortization and other non-cash acquisition related charges	1,074	1,221
Acquisition-related expenses	—	824
Stock-based compensation	669	702

Non-GAAP income from operations	$695	$1,021
Depreciation expenses	782	656

Non-GAAP EBITDA	$1,477	$1,677

GAAP net loss	($1,025)	($1,933)
Non-GAAP adjustments to net loss:
Amortization and other non-cash acquisition related charges	1,074	1,221
Acquisition-related expenses	—	824
Stock-based compensation	669	702

Non-GAAP net income	$718	$814

GAAP basic net loss per share	($0.02)	($0.03)
Non-GAAP adjustments to basic loss per share:
Amortization and other non-cash acquisition related charges	$0.02	$0.02
Acquisition-related expenses	—	$0.01
Stock-based compensation	$0.01	$0.01

Non-GAAP basic net income per share	$0.01	$0.01

Non-GAAP diluted net income per share	$0.01	$0.01

GAAP weighted average shares outstanding used in calculating basic net loss per share	59,900,703	57,007,696

GAAP weighted average shares outstanding used in calculating diluted net loss per share	59,900,703	57,007,696
Adjustments for dilutive potential common stock	4,282,730	1,407,199

Weighted average shares outstanding used in calculating non-GAAP diluted net income per share	64,183,433	58,414,895

Solta Medical, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands of dollars, except share and per share data)

(unaudited)

	March 31,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$34,904	$36,898
Accounts receivable	12,330	12,426
Inventories	12,050	10,549
Prepaid expenses and other current assets	6,968	5,906

Total current assets	66,252	65,779
Property and equipment, net	5,839	6,227
Purchased intangible assets, net	35,743	36,809
Goodwill	49,481	49,481
Other assets	242	249

Total assets	$157,557	$158,545

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$5,766	$6,358
Accrued liabilities	10,997	12,030
Current portion of deferred revenue	3,816	3,428
Short-term borrowings	9,254	9,528
Customer deposits	577	441

Total current liabilities	30,410	31,785
Deferred revenue, net of current portion	911	969
Term loan, net of current portion	—	98
Non-current tax liabilities	3,385	3,372
Other liabilities	157	177

Total liabilities	34,863	36,401

Stockholders’ equity:
Common stock, $0.001 par value:
100,000,000 shares authorized 60,470,148 and 59,728,410 shares issued and outstanding at March 31, 2011 and December 31, 2010	60	60
Additional paid-in capital	194,773	193,198
Accumulated deficit	(72,139)	(71,114)

Total stockholders’ equity	122,694	122,144

Total liabilities and stockholders’ equity	$157,557	$158,545